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                                                                  Exhibit 23.2


                          [A.J. ROBBINS PC LETTERHEAD]

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the use or our report dated April 24, 1995 on the financial statements of 4Front Software International, Inc. and Subsidiaries, and to the reference made to our firm under the caption "Experts" included in or made part of this Registration Statement.

/s/ AJ Robbins PC

Denver, Colorado
May 20, 1996